SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                  Date of Event Requiring Report: April 6, 2000

                            TWISTEE TREAT CORPORATION
             (Exact name of registrant as specified in its charter)

        Delaware                       294339                 43-1796135
 (State of Incorporation)           (Commission              (IRS Employer
                                    File Number)           Identification  #)

                  301 Clark Street, Warrensburg, Missouri 64093
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                                  (660)747-4272
                    ----------------------------------------
              (Registrant's telephone number, including area code)

               ITEM 1.           CHANGES IN CONTROL OF REGISTRANT


 (a) Pursuant to a Stock Purchase Agreement (the "PPI Agreement") effective April 6, 2000, Twistee Treat Corporation, a Delaware corporation (the "Company", or "TWTE") acquired 1,150,000 outstanding shares of Perfection  Plus,  Inc., a
     Nevada corporation ("PPI"), for One Hundred Twenty Thousand ($120,000) Dollars and two hundred fifty thousand (250,000) shares of common stock of the
   Company.  As a result, PPI became a wholly-owned subsidiary of the Company.

         The PPI Agreement was approved by the unanimous consent of the Board of Directors of the Company on April 6, 2000.

   Prior to the PPI Agreement, the Company had 9,569,950 shares of common stock issued and outstanding. Following the PPI Agreement, TWTE had 9,819,950 shares of common stock outstanding. The Company was incorporated in the State of Missouri in 1995 and re-incorporated in Delaware on June 25, 1997.


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
   Upon effectiveness of the Stock Purchase Agreement, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange
     Commission, the Company became the successor issuer to PPI for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective
                                 April 6, 2000.

  A copy of the PPI Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

The following table contains information regarding the shareholdings of the Company's current directors and executive officers and those persons or entities who beneficially own more than 5% of the Company's common stock:


NAME                           AMOUNT OF COMMON STOCK    PERCENT OF COMMON STOCK
                               BENEFICIALLY  OWNED(1)      BENEFICIALLY OWNED

Stephen  Wells,                        250,000                   .025
President  &  Director

Terry  D.  Rapp                      1,835,800                   .187
Vice-President,
Secretary  &
Director

Howard  Hochrad                        100,000                   .010
Vice-President,
Treasurer

All  directors  and                  2,185,800                   .222
executive  officers
as  a  group

George  Levin                        1,827,300                   .186

(1)  Based upon 9,819,950 outstanding shares of common stock.

(2) The Company had entered into an Agreement and First Amendment to the Agreement (collectively, the "GC Agreement") with Gourmet's Choice Coffee Company, Inc. ("Gourmet"), both dated March 28, 2000, whereby Gourmet was to receive 20,000,000 shares of the Company's common stock and the Company was to receive 20,000,000 shares of Gourmet's common stock. The execution of the GC Agreement was contingent upon certain conditions that were not met. Therefore, the Board of Directors of the Company declined to approve the GC Agreement and sent a letter to Gourmet to that effect on June 9, 2000.


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
COMPANY'S  BUSINESS  AND  SUBSIDIARIES  The  Company  was  incorporated  in
Missouri on April 27, 1995 and redomiciled in Delaware in June 1997. The original Twistee Treat Corporation was formed in the early 1980's as a Colorado corporation doing business primarily in Florida. By the mid 1980's it had opened approximately 35 company stores, but no franchise units. The original Twistee Treat Corporation utilized proprietary cone- shaped buildings to sell its products and obtained certain federal and state patents, trademarks and service marks in connection with its business. In 1989, the company's original founder retired and the company filed for bankruptcy protection (U.S.
Bankruptcy Court, Middle District of Florida, Ft. Myers Division, Case No. 89-4700-9P1). On August 6, 1990, Andrew Brennan, a founder and former principal stockholder of the company, purchased the assets of the original Twistee Treat Corporation from the Bankruptcy Court, including its patent, trademark and service mark rights. Subsequently, Mr. Brennan sold 50% of his interests in such assets to Don Matthews, owner of Soft Serve System, Inc., a Missouri corporation. In 1996, Messrs. Matthews and Wells formed the Company, with Mr. Matthews contributing his 50% of the assets obtained from the original Twistee Treat Corporation. On May 6, 1997, Mr. Brennan sold to the Company his 50% interest in the assets obtained from the original Twistee Treat
Corporation. Of the approximately 35 original stores, all or nearly all are still open as independent stores. These stores continue to use the cone-shaped building and the name Twistee Treat but do not use any of the Company's products and they are not affiliated with the Company. The Company is in active negotiations to purchase a number of these stores and to bring them under the franchise umbrella.

On May 22, 1998, the Company entered into a Purchase Agreement (the "SE Purchase Agreement") attached as an Exhibit to this Report, with related parties who were the owners of Twistee Treat Southeast, Inc. ("TTS"), to acquire all of the rights, title and interest to the intangible assets of TTS, and regional developer rights and/or franchise agreements within the territory being purchased. Prior to the SE Purchase Agreement, TTS was a former franchisee of the Company. The cost of this purchase was amortized and then allocated to offset deferred revenues and realized revenues based upon corresponding realized and unrealized revenue percentages (See Note 5 to the Audited Financial Statements).

The Company has limited operations and limited revenue and has been developing its business plan, franchise program, preparing its franchise circular and operating manual, operating three pilot stores, and opened and tested two kiosk pilot units. The Company closed its three test pilot stores and closed the two kiosk units for several months in order to evaluate the information obtained during such test periods and to make adjustments to menus, equipment and operating procedures. The Company then refurbished the three pilot stores, changed the menus, ordered additional equipment and has reopened two; one in Eustis, Florida and one in Branson West, Missouri. The Company has recently sold the Branson West store as a franchise store to Danny Hammond LLP. Mr. Hammond has also become a Regional Developer for Branson and Springfield, Missouri. The Company's Eustis, Florida store recently became a franchise store. The Company has recently licensed the rights in Canada to a group who collectively have 37 years experience in the ice cream franchise business with Good Humor and Breyers Ice Cream. One of the principals owned 5 franchises and became regional franchise manager and another was national operations manager responsible for product distribution and sales in support of 300 distribution units across Canada. The group opened its first Twistee Treat store in July and the Company has just shipped the group a cone-shaped building for its second store. The group expects to open 50 stores over the next 48 months. Two franchises were completed in the Spring of 2000, and a third franchise is expected to be completed in the third quarter of 2000.


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
The Company has also recently received an offer for the southeast region of Florida from a prospective regional developer who anticipates opening 50 stores within the next five years. In addition, the Company has signed a preliminary co-branding agreement with the Jrecks Sub-Sandwich Company ("Jrecks"), a chain which has over 300 franchise stores. The Company is still negotiating with Jrecks over certain specific terms of the agreement and expects to have a final agreement by the end of June 2000. The Company has reached agreements to purchase nine of the original Twistee Treat cone buildings. The Company opened its first pilot "express grill" in Knob Noster, Missouri in August 1999 as a test facility only. The test facility closed in February 2000. The Company is currently franchising its express grills along with its patented cone shaped building. The Company has four franchisees: one in Clermont, Florida, a second in Branson West, Missouri, a third franchisee is currently seeking a location for a cone shaped building in Orlando, Florida and a fourth franchisee is located in Eustis, Florida.

The Company has also signed a co-branding agreement with Gourmet's Choice Coffee Company, Inc. and opened the first store in Warrensburg, Missouri on February 21, 2000.

The Business: The Company offers its specialty ice cream and food products through Company-owned stores, franchised stores, In-Line stores, Kiosk units, mobile concession trailers and "Express Grills". The Company is designed to be a high profile, soft-serve ice cream retail merchant. The Company believes that there is a strong market for soft-serve ice cream, especially roadside or curbside. A principal marketing tool of the Company is its ice cream cone shaped building design. The 22 foot tall cone creates a strong visual image. The building is large enough to carry a good variety of the Company's products, yet small enough to fit in smaller areas.

The Company believes that its products, and its process for dispensing products, are unique. The product consists of the Company's special firm-serve mix, formulated to be rich and creamy but with relatively low fat content. The dispensing process produces a rich texture that is more like custard than ice cream. Each Twistee Treat store offers six flavors, consisting of the three basic flavors - vanilla, chocolate and strawberry - as well as three additional flavors rotated every other week from a Company inventory of 91 flavors. The stores also sell a variety of other food and beverage products such as donuts, hot dogs, sodas and other "snack" type items. The kiosk units offer two to four flavors of ice cream depending on the size of the kiosk.

In  addition  to  the  free-standing  cone-shaped  building,  the Company offers
In-Line stores, for regional malls and strip centers, a "kiosk" program designed to be located in convenience stores, stores, malls, food courts, business facilities, and colleges, "Express Grills", which are larger, more traditional fast-food restaurants, and mobile concession trailers which are designed primarily for outdoor venues such as fairs. The Company intends to introduce a table-top dispenser unit designed for restaurants, convenience stores and fast- food locations. There are no assurances that the Company will be able to successfully develop or market those products.


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
The Company's free-standing cone-shaped buildings are designed to attract drive-through and walk-up customers only, as they have no indoor seating, and primarily serve only ice cream products and soft drinks. The Company's "In-Line" stores are designed for inclusion in existing strip malls and consisting generally of 1600 square feet of space. They include inside seating and have a broader menu than the Company's cone-shaped buildings, including ice cream cakes. The Company's "Express Grills" are designed to be more traditional, full-service fast food restaurants with very broad menus, including steak burgers, hot dogs, etc, with the ability to accommodate approximately 40 people in indoor seating. These are free-standing buildings, encompassing 3000 to 3500 square feet, which look like a traditional fast food restaurant, rather than the Company's unique looking cone-shaped stores. The Company's kiosk units are small and designed to be set up in airports, food courts and malls and offer primarily ice cream products. Its mobile concession trailers are shaped like an ice cream cone and give the Company a good marketing vehicle.

The Company believes that the location, layout and cone-shaped design of its stores contribute to the success of its operations. The Company's stores are typically located near strip shopping centers, malls, amusement centers or other areas of population density that provide visibility, curb appeal and accessibility. A variety of factors are considered in selecting sites for the
Company's  stores,   including  population  density,   traffic  patterns,  area
demographics and competition. The Company's stores are configured to facilitate a smooth flow of carry-out curbside traffic and "drive-thru" traffic.

One of the Company's primary goals is to maintain strict quality controls over its products and stores. The Company requires that all franchised and Company-owned stores be built in conformance with the Company's guidelines. The buildings and kiosks are assembled and packaged at Glasstech, Inc.'s plant for shipment to the store site. The Company is currently pursuing other fiberglass manufacturers who are able of producing quality parts in larger quantities.

However, TWTE presently operates at a loss and has not received revenues from operations sufficient to maintain its operations. TWTE has raised funds for operations through the sale of its securities and will continue to do so. Of course, there can be no assurance that the Company will be successful in raising any funds for its operations.

PROPERTY

TWTE  maintains  its  administrative   offices  at  301  Clark  Street,
Warrensburg,  Missouri  64093.  The  Company leases its own space and pays rent.

DESCRIPTION  OF  SECURITIES

The Company has an authorized capitalization of 50,000,000 shares of common stock, $0.0001 par value per share and 10,000,000 authorized preferred stock, par value $0.0001. Upon execution of the PPI Agreement, the Company had issued and outstanding, 9,819,950 shares of common stock.

MARKET  FOR  TWTE's  SECURITIES

Certain of TWTE's securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 504 of Regulation D of the General Rules and Regulations of the Securities and Exchange Commission. TWTE's common stock is traded on the NASD OTC Bulletin Board under the symbol "TWTE." The NASDAQ Stock Market has implemented a change in its rules requiring all companies trading securities on the NASD OTC Bulletin Board to become reporting companies under the Securities Exchange Act of 1934.

MANAGEMENT

Name                              Age  Position
--------------------------------  ---  ----------------------------

Stephen B. Wells                   43  President, Chief Executive
                                       Officer and Director

Terry D. Rapp                      54  Executive Vice President,
                                       Secretary and Director

Howard Hochrad                     45  Vice President and Treasurer

Each of the foregoing persons may be considered to be promoters of the Company since they were the founders of the Company and have participated from inception in the Company's business plans and affairs.

Biographies

The principal occupation of the directors and principal officers of the Company for at least the past five years are as follows:

STEPHEN B. WELLS has been directly involved with the Company for the last three years, first as a Regional Developer with the Company for the Southeast Region, and more recently in his capacity as President, Chief
Executive Officer and a director of the Company. Mr. Wells was a 50% owner of TTS and one of the three principals involved in the revival of the Twistee Treat concept. Mr. Wells has spent the past three years refinancing and restructuring the Company in an effort to position it for future, unimpeded growth. He has been actively involved with the management of the three pilot stores that the Company has opened in Florida. Mr. Wells brings with him a strong background and experience is sales and marketing from his role in the development of the licensing and merchandising division of First National Film Corporation. In his capacity as Vice President of Licensing and Merchandising from 1988 to 1992, Mr. Wells negotiated the marketing and licensing rights for animated film characters to domestic and foreign production and manufacturing companies. From 1992 to 1996 Mr. Wells started and developed Key Management Services, Inc., a full service vending distribution business. In addition to his marketing background, Mr. Wells has also been heavily involved in the commercial and retail real estate development business. His hands-on experience and contacts in this industry will greatly assist the Company in developing stores across the United States. Mr. Wells received his Bachelors degree in Political Science from the Central Missouri State in 1980.

TERRY D. RAPP has served as Executive Vice President, Secretary and a Director of the Company since 1996. From 1994 to 1995 Mr. Rapp operated TNT Promotions and CT Marketing, a marketing and promotions company, marketing Snapple products and various other vending machine products. From 1990 to 1993, Mr. Rapp was the owner and operator of JWI Supply, Inc. and Home Hardware, a wholesale door and hardware supply company which he sold to his partner. Mr. Rapp received his Bachelors degree in Education from the University of Kansas in 1967.

HOWARD HOCHRAD has served as Vice President and Treasurer of the Company since 1997. Mr. Hochrad is also President and owner of Shinmaster Products, a chemical distributor. From 1996 to 1998, Mr. Hochrad was Executive Vice President and a 50% owner of Twistee Treat Southeast, Inc., which was the Company's Regional Developer for the southeastern United States until its purchase by the Company. For 19 years prior to joining the Company, Mr. Hochrad worked for B.F. Goodrich Aerospace, a Fortune 125 Company, in a variety of financial, planning, marketing and management positions. Mr. Hochrad received his B.S. degree in Psychology from Potsdam College in 1967.

EXECUTIVE  COMPENSATION

         The following sets forth the aggregate cash compensation and non-cash compensation which is to be paid by the Company during the ensuing 12 months to each of the highest paid executive officers whose aggregate remuneration is contemplated to exceed $100,000 and for all officers as a group:

Name of Individual or Identity of Group

Stephen Wells                            Chief Executive Officer   $90,000(1)

All officers as a group
(4 persons)                                                        $90,000

(1) Mr. Wells' compensation is established under an employment agreement entered into between him and the Company. None of the other officers of the Company currently are paid any salary or other compensation. However, these other officers will commence receiving salaries when Company revenues increase to a sufficient level. On December 29, 1998, the Company entered into a five (5) year employment agreement with Stephen Wells pursuant to which Mr. Wells will serve as the Company's Chief Executive Officer and provide the Company with his business and professional services. Mr. Wells is paid a annual salary of $90,000 during the first year, $150,000 during the second year and $175,000 during the remainder of the term of the agreement. In addition, Mr. Wells is entitled to fringe benefits customary for a chief executive officer including health and life insurance, participation in any profit-sharing, pension or other retirement plans of the Company and a company car. The agreement contains a two-year non-competition clause.


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
There are no agreements, plans or other arrangements between the Company or its subsidiaries and any of its officers which would provide payment in the event of resignation, retirement or termination of employment arising from a change-in- control of such entity or a change in an officer's responsibilities following any such change in control.

     COMPETITION  FROM  LARGER  AND  MORE   ESTABLISHED   COMPANIES  MAY  HAMPER
MARKETABILITY.

The ice cream market is highly competitive and the Company faces substantial competition in connection with the marketing and sales of its products. Among its competitors are national companies that offer franchise ice cream-related products such as Dairy Queen Brazier, Baskin Robbins, Breslers, Carvel, TCBY, and Freshens as well as other numerous regional and local ice cream companies and stores. Many of these competitors are well established and have substantially greater financial and other resources than the Company. In addition to the foregoing competitors which generally provide customers free-standing ice cream stores, the Company may also be considered to be in competition with all ice cream and other frozen desserts for discretionary food dollars. The ability of the Company to increase its market share will be dependent upon several factors, among which are the quality and price of its products, advertising and the availability of sufficient capital for product expansion. The quick-service restaurant industry also competes for certain of the Company's potential customers. Twistee Treat stores may have to compete against many well established, quick service restaurants, local food establishments, supermarkets and convenience stores, many of which have greater product and name recognition and larger financial and other resources than the Company. The Company believes that Twistee Treat stores compete favorably in terms of taste, food quality, portions, service, convenience and value, which the Company believes are important factors to its targeted customers.

The Company competes for qualified franchisees with a wide variety of investment opportunities both in the fast food ice cream business and in other industries. The Company's continues success is dependent to a substantial extent on its reputation for providing high quality and value with respect to its service, products and franchises, and this reputation may be affected not only by the performance of Company-owned stores, but also by the performance of its franchised stores over which the Company has limited operational control.

          ISSUANCE  OF  FUTURE  SHARES  MAY  DILUTE  INVESTORS'  SHARE  VALUE.

The Company's Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock. The future issuance of all or part of the remaining authorized common stock may result in substantial dilution in the percentage of the Company's common stock held by its then existing shareholders. Moreover, any common stock issued in the future may be valued on an arbitrary basis by TWTE. The issuance of the Company's shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on any trading market, should a trading market develop for the Company's common stock.

PENNY STOCK REGULATION. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will reach or maintain such a level.

ITEM  2.      ACQUISITION  OR  DISPOSITION  OF  ASSETS

      Not  Applicable.

ITEM  3.      BANKRUPTCY  OR  RECEIVERSHIP

      Not  applicable.

ITEM  4.      CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

      Not  applicable.

ITEM  5.      OTHER  EVENTS

On March 10, 2000, the Company effectuated a Regulation D, Rule 504 offering with the intention to raise $1,000,000.

         Successor  Issuer  Election.

Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, upon effectiveness of the Agreement, the Company became the successor issuer to PPI for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective April 6, 2000.

ITEM  6.      RESIGNATIONS  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

Pursuant to the terms of the aforementioned Agreement, the Registrant has accepted the resignation of Alan Schram, the Registrant's sole Director and Officer as of April 6, 2000, and appointed Stephen B. Wells as President and Director of the Registrant.

ITEM  7.      FINANCIAL  STATEMENTS

MANAGEMENT  DISCUSSION  AND  ANALYSIS

Twistee Treat Corporation (the "Company") was originally incorporated under the laws of Missouri in 1995. The Company merged with Twistee Treat Corporation, a Delaware Corporation in June 1997 with the same name in a tax-free transaction (See Note 8 to November 30, 1999 Audit). On April 6, 2000, the Company purchased a reporting shell company "Perfection Plus," a Nevada corporation and filed its 8-K on April 7th.

The Company operates and franchises soft-serve ice cream desserts and an assortment of other foods and beverages in its cone-shaped buildings and kiosks. Twistee Treat Corporation spent 1999 testing its newly designed "Express Grill" unit, a full service restaurant designed after Dairy Queens Brazier unit. The Company hopes the "Express Grill" unit will help expand its business in 2000 to cooler climates, offering a broader menu and inside seating.

The  Company's  consolidated  net  loss  for  1999  was  approximately  $604,000 including the cost of developing its pilot store and other non-recurring expenses. This loss was higher than its loss of approximately $631,000 in 1998. Several factors for concurrent losses are associated with the development of policies and procedures of franchise and corporate owned stores. After testing its Company owned store and its first franchise store, Twistee Treat is now ready to begin its franchise campaign in the second quarter of 2000. The Company has recently signed another franchise agreement intending to open three stores over the next twelve months in the greater Orlando, Florida area.

Annual  Financials

The Company experienced several material changes from the twelve months ended November 30, 1998 compared to the twelve months ended November 30, 1999. Current assets, cash increased from $49,647 to $84,921. This was the result of an increase in sales and additional stock sales. Trade and other notes receivables for the same period increased from $0 to $264,670 primarily resulting from the sale of additional franchise agreements. Intangible assets decreased from $110,000 to $89,900 due to amortization. The Company's deferred revenue increased from $32,000 to $180,233. This was due to the increase in sales volume. Accounts payable and accrued expenses increased from $61,144 to $147,797. This increase was due to additional legal and accounting fees incurred. Notes payable increased from $253,903 to $340,894 as the result of additional funds being borrowed from various institutions and individuals. Additional paid in capital increased from $1,363,815 to $1,929,249, which also was the result of the additional sale of common stock. Sales for the same period increased from $123,202 to $176,081. This was the result of additional stores being opened and operated. Consequently, cash payroll and contractual compensation increased from $156,026 to $200,168 because of this increase in activity. Actual payroll and contractual compensation in 1998 was $323,837 due to non-cash compensation of $167,811. Legal and professional fees increased from $106,707 to $144,992. This was the result of additional services required for developmental activities and filings. Other general administrative expenses increased from $140,472 to $232,957, which was also due to research and development of testing concepts and the increase in sales activities. Interest expense increased from $8,290 to $30,751 for this period because of the increase in notes payable. Gain on early extinguishment of debt in 1998 for $31,983 was the result of settling an asset repurchase agreement for an amount less than the agreement. The loss in 1999 for $10,000 was the result of cancellation of a share repurchase agreement.

First  Quarter  Financials

The Company experienced several material changes from the three months ended February 28, 1999 compared to the three months ended February 29, 2000. Current assets, notes receivables increased from $0 at February 28, 1999 to $80,670 at February 29, 2000. This increase was due to the sales of franchise facilities, which come due in fiscal year 2000. Advances paid by the Company increased for the same period to $10,000 due to a deposit on a cone-shaped building placed with the production facility. The building is to be placed in inventory for expected franchise sales in 2000. The Company's Notes Receivables also increased from $0 at February 28, 1999 to $20,000 at February 29, 2000 from additional sales. Other current notes receivable also increased during this same period to $74,000 from the additional sales. The Company's accounts payable and accrued expenses increased by $71,345 due to legal and accounting fees relating to franchising issues and the Company's annual audit. Notes payable increased to $340,894. This increase was a result mostly of payables to shareholders. The funds were used for various things. (Refer to Footnote 6 on the November 30, 1999 Audit.) The Company's deferred revenue increased to $180,233 at February 29, 2000 from $0 at February 28, 1999. This increase was a result of the auditors accounting of sales and deferred payment schedules. Consequently current revenue actually decreased for the period by $23,902. During this same period consulting fees increased by $3,600 as the Company began researching geographical areas for expansion and focusing its attention on policies and procedures relating to development of new concepts. And finally, interest expense also increased by $7,350 for the three months ending February 29, 2000 due to the additional notes payable as referenced above.

Audited financial statements for the year ended November 30, 1999 and interim statements for the quarter ended February 29, 2000, are attached hereto.


ITEM  8.           CHANGE  IN  FISCAL  YEAR

        Not  applicable.

EXHIBITS.      10.1:     PPI  Agreement
               10.2:     SE  Purchase  Agreement

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     By:  Stephen  B.  Wells


                                                                /s/
                                                          ------------------
                                                          Stephen  B.  Wells
                                                          President

                                                          Date:  June  14,  2000

                            TWISTEE TREAT CORPORATION
                              FINANCIAL STATEMENTS
                             AS OF NOVEMBER 30, 1999

                        TWISTEE TREAT CORPORATION

                                CONTENTS
                                --------


PAGE            1     INDEPENDENT AUDITORS' REPORT

PAGE            2     BALANCE SHEET AS OF NOVEMBER 30, 1999

PAGE            3     STATEMENTS OF OPERATIONS FOR THE YEARS
                      ENDED NOVEMBER 30, 1999 AND 1998

PAGE            4     STATEMENTS OF CHANGES IN STOCKHOLDERS'
                      EQUITY FOR THE YEARS ENDED NOVEMBER 30,
                      1999 AND 1998

PAGE            5     STATEMENTS OF CASH FLOWS FOR THE YEARS
                      ENDED NOVEMBER 30, 1999 AND 1998

PAGES      6 - 18     NOTES TO FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT



To  the  Board  of  Directors  of:
 Twistee  Treat  Corporation

We have audited the accompanying balance sheet of Twistee Treat Corporation as of November 30, 1999 and the related statements of operations, changes in stockholders' equity and cash flows for the years ended November 30, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Twistee Treat Corporation as of November 30, 1999 and the results of its operations and its cash flows for the years ended November 30, 1999 and 1998 in conformity with generally accepted accounting principles.




                                          WEINBERG  &  COMPANY,  P.A.





Boca  Raton,  Florida
April  13,  2000  (except  for  Note  10(D)  as  to  which
            the  date  is  June  9,  2000)

                            TWISTEE TREAT CORPORATION
                                  BALANCE SHEET
                                NOVEMBER 30, 1999
                                -----------------


                             ASSETS
                             ------
CURRENT ASSETS                                               $    84,921
Cash                                                              10,000
Advances                                                          90,000
Notes receivable - trade                                          80,670
Notes receivable other - current                                 116,650
                                                             ------------
Inventory                                                        382,241
                                                             ------------
Total Current Assets
                                                                 328,431
                                                             ------------
PROPERTY AND EQUIPMENT, NET

OTHER ASSETS                                                      20,000
Notes receivable - trade                                          74,000
Notes receivable other                                            50,000
Other receivable                                                   1,150
Deposits                                                          89,900
                                                             ------------
Intangible assets                                                235,050
                                                             ------------
Total Other Assets
                                                             $   945,722
                                                             ============
TOTAL ASSETS
------------


            LIABILITIES AND STOCKHOLDERS' EQUITY
            ------------------------------------

CURRENT LIABILITIES                                          $   147,797
Accounts payable and accrued expenses                            306,102
Notes and loans payable - current                                    507
Capital lease - current                                          180,233
                                                             ------------
Deferred revenue                                                 634,639
Total Current Liabilities
                                                                  34,792
                                                             ------------
NOTES PAYABLE
                                                                 669,431
                                                             ------------
TOTAL LIABILITIES


STOCKHOLDERS' EQUITY                                                   -
Preferred stock, $.0001 par value, 10,000,000 shares
 authorized, none issued and outstanding                             676
Common stock, $.0001 par value, 50,000,000 shares
 authorized, 6,769,950 shares issued and outstanding                  21
Common stock to be issued, $.0001 par value, 212,500 shares    1,929,249
Additional paid in capital                                    (1,653,655)
                                                             ------------
Accumulated deficit
                                                                 276,291
                                                             ------------
Total Stockholders' Equity
                                                             $   945,722
                                                             ============
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------


                 See accompanying notes to financial statements.

                            TWISTEE TREAT CORPORATION
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED NOVEMBER 30, 1999 AND 1998
                 ----------------------------------------------


                                                           1999         1998
                                                        -----------  -----------
NET SALES                                               $  176,081   $  123,202

COST OF SALES                                              117,255      150,668
                                                        -----------  -----------

GROSS PROFIT (LOSS)                                         58,826      (27,466)
                                                        -----------  -----------

OPERATING EXPENSES
Payroll and contractual compensation                       200,168      323,837
Depreciation and amortization expense                       48,808       48,669
Consulting expense                                               -        3,163
Legal and professional fees                                144,992      106,707
Other general administrative expenses                      232,957      140,472
                                                        -----------  -----------
Total Operating Expenses                                   626,925      622,848
                                                        -----------  -----------

LOSS FROM OPERATIONS                                      (568,099)    (650,314)
                                                        -----------  -----------

OTHER INCOME (EXPENSE)
Gain on sale of franchise facility                             970            -
Miscellaneous income                                           417            -
Interest income                                              3,083            -
Interest expense                                           (30,751)      (8,290)
Loss on disposal of fixed assets                                 -       (4,286)
                                                        -----------  -----------
Total Other (Expense)                                      (26,281)     (12,576)
                                                        -----------  -----------

Loss Before Extraordinary Item                            (594,380)    (662,890)

EXTRAORDINARY ITEM
Gain (loss) on early extinguishment of debt, net           (10,000)      31,983
                                                        -----------  -----------

NET LOSS                                                $ (604,380)  $ (630,907)
------------------------------------------------------  ===========  ===========

Net loss per common share and equivalents - basic and
 diluted                                                $    (0.09)  $    (0.12)
                                                        ===========  ===========

Weighted average number of shares outstanding during
 period - basic and diluted                              6,811,154    5,309,861
                                                        ===========  ===========


                 See accompanying notes to financial statements

                            TWISTEE TREAT CORPORATION
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED NOVEMBER 30, 1999 AND 1998
                 ----------------------------------------------


                                                COMMON  STOCK  TO
                               COMMON STOCK         BE ISSUED        ADDITIONAL PAID-IN     ACCUMULATED  TREASURY
                              SHARES    AMOUNT   SHARES   AMOUNT    CAPITAL      DEFICIT       STOCK       TOTAL
                             ---------  -------  -------  -------  ----------  ------------  ----------  ----------
Balance, December 1,
 1997                        5,143,900  $   514        -  $     -  $  685,333  $  (418,368)  $(600,000)  $(332,521)

Issuance of common stock
 in 504 offering             1,125,050      112        -        -     596,987            -           -     597,099

Treasury stock returned              -        -        -        -           -            -     600,000     600,000

Issuance of common stock
 for legal services             50,000        5        -        -      81,495            -           -      81,500

Net loss for the year ended
 November 30, 1998                   -        -        -        -           -     (630,907)          -    (630,907)
                             ---------  -------  -------  -------  ----------  ------------  ----------  ----------

Balance, November 30,
 1998                        6,318,950      631        -        -   1,363,815   (1,049,275)          -     315,171

Issuance of common stock
 for cash                      451,000       45  212,500       21     565,434            -           -     565,500

Net loss for the year ended
 November 30, 1999                   -        -        -        -           -     (604,380)          -    (604,380)
                             ---------  -------  -------  -------  ----------  ------------  ----------  ----------

BALANCE, NOVEMBER
---------------------------
  30, 1999                   6,769,950  $   676  212,500  $    21  $1,929,249  $(1,653,655)  $       -   $ 276,291
---------------------------  =========  =======  =======  =======  ==========  ============  ==========  ==========


                 See accompanying notes to financial statements.

                            TWISTEE TREAT CORPORATION
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED NOVEMBER 30, 1999 AND 1998
                 ----------------------------------------------


                                                                        1999        1998
                                                                     ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                             $(604,380)  $(630,907)
Adjustments to reconcile net loss to net cash provided by (used in)
 operating activities:
Organization cost written off                                            9,000           -
Depreciation and amortization                                           48,808      48,669
Amortization of intangible assets                                        3,349           -
Issuance of common stock for services                                        -      81,500
Non-cash compensation                                                        -     167,811
Extraordinary gain on early extinguishment of debt                           -     (31,983)
Gain on sale of franchise facility                                        (970)          -
Changes in assets and liabilities
(Increase) decrease in:
Accounts receivable                                                          -      21,352
Notes receivable - trade                                              (110,000)          -
Advances                                                               (10,000)          -
Deposits                                                                  (100)     24,450
Inventory                                                              (11,400)      2,886
Increase (decrease) in:
Accounts payable and accrued expenses                                   86,653     (15,053)
Deferred revenue                                                       105,500     (44,250)
                                                                     ----------  ----------
Net Cash Used In Operating Activities                                 (483,540)   (375,525)
                                                                     ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                                     (98,334)    (12,223)
Increase in notes receivable other                                      (3,170)          -
Cash received on notes receivable other                                  2,500           -
Other receivable                                                             -     (50,000)
                                                                     ----------  ----------
Net Cash Used In Investing Activities                                  (99,004)    (62,223)
                                                                     ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase (decrease) in notes payable                                    54,481    (134,908)
Proceeds from stock sale                                               565,500     597,099
Payment of capital lease obligations                                    (2,163)     (1,399)
                                                                     ----------  ----------
Net Cash Provided By Financing Activities                              617,818     460,792
                                                                     ----------  ----------

INCREASE IN CASH AND CASH EQUIVALENTS                                   35,274      23,044

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                           49,647      26,603
                                                                     ----------  ----------

CASH AND CASH EQUIVALENTS - END OF YEAR                              $  84,921   $  49,647
-------------------------------------------------------------------  ==========  ==========

Cash paid during the year for:
Interest                                                             $       -   $   4,493
                                                                     ==========  ==========
Income taxes                                                         $       -   $       -
                                                                     ==========  ==========


                 See accompanying notes to financial statements.

                            TWISTEE TREAT CORPORATION
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED NOVEMBER 30, 1999 AND 1998
                 ----------------------------------------------



SUPPLEMENTAL  DISCLOSURE  OF  NON-CASH  INVESTING  AND  FINANCING  ACTIVITIES:
------------------------------------------------------------------------------

During 1999, the Company purchased a vehicle financed by a loan of an amount of $32,091.

During 1999, the Company sold two franchise facilities for notes receivable of a total of $151,500 recording the major part of the gain as deferred revenue.

During 1999, the Company recorded $40,000 of deferred franchise revenue in exchange for two trade notes receivable.

During 1999, the Company recorded deferred revenue and a trade note receivable in the amount of $62,500 arising from the sale of a regional development area to an individual. In connection with this transaction, the Company amortized $42,333 of the total cost to acquire the regional development area which was offset against the deferred revenue.

During 1998, the Company acquired property and equipment for a note payable of $39,500.

During 1998, the Company returned treasury stock of $600,000 for cancellation of two notes payable previously issued to acquire the stock.

During 1998, the Company acquired franchise regional developer rights and franchise agreements in exchange for two notes payable of $150,000 and $127,811.


                 See accompanying notes to financial statements.

                            TWISTEE TREAT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           NOVEMBER 30, 1999 AND 1998
                           --------------------------

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  AND  ORGANIZATION
-----------------------------------------------------------------------------

(A)  DESCRIPTION  OF  BUSINESS
------------------------------

Twistee Treat Corporation ("the Company") was originally incorporated under the laws of Missouri in 1995. The Company merged with Twistee Treat Corporation, a Delaware Corporation in June 1997 with the same name in a tax-free transaction (see Note 8 (A)).

The Company operates and franchises soft-serve ice cream, non-fat soft-serve yogurt, non-dairy soft-serve desserts and an assortment of other foods and beverages in distinctive freestanding Twistee Treat cone-shaped buildings designed for "drive-thru" and walk-up service. In addition to the free standing building, the Company offers specialty kiosk units designed to be located in stores, malls, food courts, business facilities, and colleges and mobile trailer units (concession units) designed for short-term events such as fairs, carnivals and sporting events. As of November 30, 1999 the Company has four franchises and one company owned store.

(B)  USE  OF  ESTIMATES
-----------------------

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C)  CASH  AND  CASH  EQUIVALENTS
---------------------------------

For purpose of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at time of purchase to be cash equivalents.

(D)  INVENTORIES
----------------

Inventories primarily consist of ice cream machines and restaurant supplies. Inventories are stated at the lower of cost or market value, as determined using the first in, first out method.

(E)  PROPERTY  AND  EQUIPMENT
-----------------------------

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life of the assets from 5 to 10 years.

                            TWISTEE TREAT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           NOVEMBER 30, 1999 AND 1998
                           --------------------------

(F)  REVENUE  RECOGNITION  AND  DEFERRED  REVENUE
-------------------------------------------------

In connection with its franchising operations, the Company sells franchise facilities on a turnkey basis, receiving income from initial franchise fees, development fees, royalties and product sales. Revenue from the sale of franchise equipment and leasehold improvements is recognized when delivery takes place and adequate consideration is received. In 1999, two franchise equipment and leasehold improvement installations were sold. The major portion of the gain of approximately $59,000 was deferred in 1999 because of the lack of adequate consideration being received and is included in deferred revenue. Initial franchise fees are recognized as income when substantially all services and conditions relating to the sale of the franchise have been performed and adequate consideration has been received. Development fees are non-refundable and recognized when received. The Company Agreements call for additional franchise fees as franchises are sold in the development regions. These fees are recognized as income on the same basis as franchise fees. As of November
30, 1999, the Company had deferred revenues originating from franchise and development fees of approximately $120,500. Royalties, which are based upon a percentage of the franchise's gross sales, are recognized as income when the fees are earned and become receivable and collectable. As of November 30, 1999, the company had not collected any royalty fees due under the franchise agreements. Revenue from the sales of product to the franchisees is recognized when the merchandise is shipped.

The Company also earned revenue from the sale of merchandise through one and three stores that it owned and operated during the years ended November 30, 1999 and 1998, respectively.

(G)  ADVERTISING  COSTS
-----------------------

In accordance with the American Institute of Certified Public Accountants' Statement of Position No. 93-7, the Company expenses advertising costs as incurred. During 1999 and 1998, the Company expensed $5,482 and $2,017, respectively.

(H)  INCOME  TAXES
------------------

The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109. "Accounting for Income Taxes" ("Statement No.109"). Under Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those assets or liabilities are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                            TWISTEE TREAT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           NOVEMBER 30, 1999 AND 1998
                           --------------------------

(I)  EARNINGS  PER  SHARE  DATA
-------------------------------

Basic and diluted net loss per common share for the years ended November 30, 1999 and 1998 is computed based on the weighted average common shares and dilutive common stock equivalents outstanding during the year as defined by statement of Financial Accounting Standards No. 128 "Earnings Per Share". The assumed exercise of common stock equivalents was not utilized since the effect was antidilutive.

(J)  FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
--------------------------------------------

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amount of the Company's financial instruments, including accounts receivable, accounts payable, accrued liabilities, capital lease obligations and notes payable, approximates fair value due to the relatively short period to maturity for these instruments.

(K)  RECENT  ACCOUNT  PRONOUNCEMENTS
------------------------------------

The Financial Accounting Standards Board has recently issued several new accounting pronouncements. Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" as amended by Statement No. 137, establishes accounting and reporting standards for derivative instruments and related contracts and hedging activities. This statement, as amended, is affective for all fiscal quarters and fiscal years beginning after June 15, 2000. The Company believes that future adoption of this pronouncement will not have a material effect on the Company's financial position or results of operations.

(L)  SEGMENT  INFORMATION
-------------------------

The Company follows statement of Financial Accounting Standards No. 131, "Disclosure About Segments of an Enterprise and Related Information". In 1999 and 1998 the Company operated in one segment. Therefore, segment disclosure has not been presented.

                            TWISTEE TREAT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           NOVEMBER 30, 1999 AND 1998
                           --------------------------

NOTE  2  -  NOTES  RECEIVABLE

(A)  NOTES  RECEIVABLE  -  TRADE
--------------------------------

The following schedule reflects the notes receivable - trade as of November 30, 1999:

Note receivable from an individual arising from the sale of a regional development area, non-interest bearing, due on
  November 30, 2000                                                    $ 62,500

Note receivable from an individual, for initial franchise fee, originally due upon execution of franchise agreement, extended to June 24, 2000, non-interest bearing (see note 2(B)(a) for
  purchase of franchise store)                                           20,000

Note receivable, non-interest bearing, balance due upon delivery of
  a cone building purchased by a regional developer                       7,500

Note receivable from an individual for payment of initial  franchise fee (together with purchase of franchise store - see Note 2
  (B)(b)), payment of $2,500 originally due on November 6, 1999, extended to June 1, 2000, monthly payments of $705 at 9%
  interest originally due from September 1999 through February
  2000, extended to June 2000 through November 2000, monthly payments of $1,180 at 8% interest originally due from March through November 2000, extended to December 2000 through
  August 2001, renegotiation of finance terms thereafter, but not
  exceeding 12% interest and 8 years remaining term                      20,000
                                                                       --------
                                                                        110,000

Less current portion                                                     90,000
                                                                       --------

Notes receivable - trade, net of current portion                       $ 20,000
                                                                       ========

(B)  NOTES  RECEIVABLE  -  OTHER
--------------------------------

The  following  schedule  reflects the notes receivable as of November 30, 1999:

(a) Note receivable from an individual, 8% interest, $1,500
    originally due on July 24, 1999, extended to July 24, 2000,
    $20,000 originally due on September 24, 1999, extended to
    September 1, 2000, remaining principal and interest due on
    June 24, 2000.                                                     $ 78,170

                            TWISTEE TREAT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           NOVEMBER 30, 1999 AND 1998
                           --------------------------

(b) Note receivable from an individual for purchase of franchise store (together with initial franchise fee - see Note 2 (A)), payment of $2,500 originally due on November 6, 1999,
    extended to June 1, 2000, monthly payments of $705 at 9%
    interest originally due from September 1999 through February
    2000, extended to June 2000 through November 2000,
    monthly payments of $1,180 at 8% interest originally due
    from March through November 2000, extended to December
    2000 through August 2001, renegotiation of finance terms
    thereafter, but not exceeding 12% interest and 8 years
    remaining term                                                       76,500
                                                                       --------
                                                                        154,670

Less current portion                                                     80,670
                                                                       --------

Notes receivable other, net of current portion                         $ 74,000
                                                                       ========

NOTE  3  -  ADVANCES

The advance of $10,000 represents an advance made to a vendor for the production of a cone building.

NOTE  4  -  PROPERTY  AND  EQUIPMENT

Property  and  equipment  at  November  30,  1999  consisted  of  the following:

Furniture and fixtures         $  12,644
Equipment                        111,681
Molds                            215,000
Vehicles                          38,430
Leasehold improvements             2,904
C-I-P stores                      83,983
Less accumulated depreciation   (136,211)
                               ----------
                               $ 328,431
                               ==========

Depreciation expense for the years ended November 30, 1999 and 1998 was $48,808 and $45,669 respectively.

NOTE  5  -  INTANGIBLE  ASSET

On May 22, 1998, the Company entered into a purchase agreement with a principal stockholder/president of the Company and another officer of the Company who were the owners of Twistee Treat Southeast, Inc. ("TTSE") to acquire all the rights, title and interest to ("TTSE") franchise regional developer rights and franchise agreements (the "intangible") within the territory being purchased. The intangible was originally acquired by TTSE for $110,000 on May 22, 1996. The intangible asset was recorded at its original cost basis to TTSE of $110,000 and the $167,811 difference between the purchase price of $277,811 and original cost basis recognized as compensation expense to the officer during 1998. The intangible will be amortized using a formula which allocates the total cost to acquire the entire regional development area of $110,000 based on the estimated revenue from the sale of portions of the regional development area to the total estimated revenue from the sale of the entire development area. The Company paid the $277,811 in notes issued by the Company, of which $144,514 was paid as of November 30, 1999. During the year ended November 30, 1999 the South Florida development area was sold for $75,000. Therefore, the intangible asset was amortized for an amount of $20,100. This amount was allocated to offset deferred revenues ($16,751) and realized revenues ($3,349) based upon the realized and unrealized revenue percentages. The following table comprises the value of the franchise regional developer rights remaining at November 30, 1999:

                            TWISTEE TREAT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           NOVEMBER 30, 1999 AND 1998
                           --------------------------

Regional Development Area     Allocated value
----------------------------  ----------------

Central Florida               $         26,800
North Florida - Jacksonville             9,490
North Florida - Panhandle                6,710
Georgia                                 26,800
Alabama                                 20,100
                              ----------------
                              $         89,900
                              ================

Management  believes  the  amounts are reasonable based on the sale of the South
Florida  region  and  the  sale  of  two  franchises  within  that  region.

NOTE  6  -  NOTES  AND  LOANS  PAYABLE

The following schedule reflects the notes and loans payable at November 30, 1999:

Note payable to individual, secured by building, in default as of
  November 20, 1999, paid in full in March 2000 (See Note 10(B))      $  7,500

Note payable to stockholder, 9% interest, principal and interest originally due in full December 22, 1999, extended to June 1,
  2000, secured by Southeast Regional Development Rights                93,750

Note payable to stockholder, 9% interest, principal and interest originally due according to payment schedule with last payment due on March 1, 1999, extended to September 1, 2000, secured by
  Southeast Regional Development Rights                                 39,547

                            TWISTEE TREAT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           NOVEMBER 30, 1999 AND 1998
                           --------------------------

Note payable, 8% interest, principal and interest due according to payment schedule with last payment due on January 15, 2001,
  unsecured                                                             22,254

Note payable to related party, non-interest bearing, due on June 1,
  2000, secured by building                                              4,362

Note payable to individual, non-interest bearing, due on May 7,
  2000                                                                   6,250

Note payable to individual, 12% interest, due at the earlier of
  March 2, 2000 or upon lender obtaining financing sufficient to
  repay the note payable  (See Note 10(B))                             100,000

Note payable to financing institution, 8.95% interest, due in monthly payments of $688 through September 2004, secured by
  vehicle                                                               31,231

Loan from stockholder, 9% interest, due on demand, unsecured            36,000
                                                                      --------
                                                                       340,894

Less current portion                                                   306,102
                                                                      --------

Notes and loans payable, net of current portion                       $ 34,792
                                                                      ========

Future maturities of the notes and loans payable in each of the next five years are as follows:

                        Year ending
                        November 30

                            2000          $306,102
                            2001            14,946
                            2002             6,500
                            2003             7,107
                            2000             6,239
                                          --------
                                          $340,894
                                          ========

Accrued interest of $26,653 on the notes and loans payable has been included in accrued expenses at November 30, 1999.

NOTE  7  -  RELATED  PARTIES

Certain  notes  payable are owed to officers of the Company (See Notes 5 and 6).

                            TWISTEE TREAT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           NOVEMBER 30, 1999 AND 1998
                           --------------------------

NOTE  8  -  COMMITMENTS  AND  CONTINGENCIES

(A)  YEAR  2000  ISSUES
-----------------------

The Company is aware of the issues associated with the programming code in existing computer systems caused by the arrival of the millenium (Year 2000). The "Year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two-digit year to
00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

The Company uses a standard off the shelf accounting software package for all of its accounting requirements. Management has contacted the software vendor and confirmed that the accounting software is Year 2000 compliant. Management has contacted its critical vendors and suppliers, to determine their own Year 2000 efforts and has not identified any Year 2000 compliance issues with those parties. Costs of investigating Year 2000 compliance issues have not been material to date. As a result, management believes that the effect of investigating and resolving Year 2000 compliance issues will not have a material effect on the Company's future financial position or results of operations. As of the date of this report, the Company has not been significantly affected by Year 2000 issues.

(B)  CAPITAL  LEASE
-------------------

As of November 30, 1999, the Company leases restaurant equipment under a non-cancelable capital lease agreement dated May 29, 1997.

Future minimum lease payments under the capital lease are as follows at November 30, 1999:

Total future minimum lease payments       $553
Less: interest                              46
                                          ----
Present value of future minimum lease
 payments                                  507
Less: current portion                      507
                                          ----
Long-term obligation under capital lease  $  -
                                          ====

(C)  OPERATING  LEASE  AGREEMENT
--------------------------------

The Company leases corporate office space and two franchise sites under long term operating leases. The leases have remaining terms varying from the year 2001 through 2008.

                            TWISTEE TREAT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           NOVEMBER 30, 1999 AND 1998
                           --------------------------

Future minimum lease payments for the operating leases are as follows at November 30, 1999:

              2000        $34,845
              2001         11,015
              2002          8,787
              2003          8,963
              2004          9,142
              Thereafter   35,139

Rent expense for the years ended November 30, 1999 and 1998 amounted to $66,500 and $31,329, respectively.

(D)  EMPLOYMENT  AGREEMENTS
---------------------------

Effective January 1, 1999, the Company entered into an employment agreement with a principal shareholder and former franchise developer. The agreement calls for the shareholder to become Chief Executive Officer of Twistee Treat Corporation for five years at an annual salary of $90,000, $150,000, $150,000, $175,000 and
$175,000 respectively. The agreement contains a severance clause for early termination of $250,000 and a death benefit of $25,000.


(E)  LITIGATION,  CLAIMS,  ASSESSMENTS
--------------------------------------

(i)  Litigation,  Claims  Assessments
-------------------------------------

The Company has filed a lawsuit contesting an alleged management contract between the Company and a consultant. Upon the happening of several conditions precedent, the corporations were to exchange stock and other obligations. The Company's contention is that the contract was never valid, because several conditions precedent never occurred. The Company has also asserted a replevin action for the shares of its common stock that were transferred to the consultant. Although there is not a fixed amount in the litigation at this time, the Company is alleged to owe approximately $100,000. The Company continues to vigorously contest the case and pursue its remedies.

In relation to the aforementioned management contract, two lawsuits were filed against the Company claiming damages of approximately $25,000 and $40,000. These actions are based on an alleged validity of the management contract described above and the related assumption of the consultant's debt by the Company. The Company contends that the agreement is an invalid and unenforceable instrument due to a failed condition precedent. One of the cases has been dismissed for failure to prosecute. The plaintiff, however, has filed a motion to set aside the dismissal. In the other case, formal discovery has not begun as of the date of this report. The Company, however, is confident, that in both cases it is not liable for any of the damages claimed.

                            TWISTEE TREAT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           NOVEMBER 30, 1999 AND 1998
                           --------------------------

(ii)  General  Release  and  Settlement  Agreement
--------------------------------------------------

Under a General Release and Settlement Agreement ("Agreement") entered into in November 1999, by and between the Company and one of its franchisees, both parties have agreed to compromise, settle, release and resolve all claims between and amongst themselves with regard to the claim of the franchisee for fraud and breach of contract. In accordance with the terms of the Agreement, the Company repurchased the ice cream machines it sold to the franchisee, paid the franchisee a total of $42,500, and the franchisee removed the Company's registered trade name and trademark from its facility. In addition, the franchisee must refrain from further using such trade name or making the Company's ice cream product in their machines. Both parties also agreed that the franchisee owns the building and all other equipment that it had purchased from the Company, except for the aforementioned machines repurchased.

NOTE  8  -  STOCKHOLDER'S  EQUITY
---------------------------------

(A)  COMMON  AND  PREFERRED  STOCK
----------------------------------

The Company has authorized 10,000,000 shares of preferred stock, $.0001 par value and 50,000,000 shares of common stock, $.0001 par value. The preferred stock will have such right and preferences as determined by the Board of Directors.

During June 1997, the Company merged with Twistee Treat Corporation, a Delaware Corporation with the same name, in a tax-free transaction. The founding stockholders received 2.96 shares for each share of the old company they owned. The remaining shareholders exchanged their shares at a ratio of 1:1. The effect of the stock exchange has been presented retroactively in the accompanying statement of stockholders' equity.

(B)  WARRANTS
-------------

At November 30, 1999, the Company had outstanding warrants to purchase 446,500 shares of the Company's common stock at an exercise price of $2.00 per share. These warrants were issued during the year ended November 30, 1999 together with common stock issuances. No value has been allocated to the warrants because they were not trading at the time of issuance. The warrants became exercisable at the grant date in June 1999 and expire in June 2001.

NOTE  9  -  INCOME  TAXES  EXPENSE
----------------------------------

The Company has the following current and deferred income tax expense at November 30, 1999 and November 30, 1998:

                               1999   1998
                              -----  -----
Current:
 Federal:                     $   -  $   -
 State                            -      -


Deferred:                         -      -
  Federal and State               -      -

Income tax expense (benefit)  $   -  $   -
                              =====  =====

                            TWISTEE TREAT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           NOVEMBER 30, 1999 AND 1998
                           --------------------------

The actual tax expense differs from the "expected" tax expense for the years ended November 30, 1999 and 1998 (computed by applying the U.S. Federal Corporate tax rate of 34 percent to income (loss) before taxes), as follows:

                                                 1999        1998
                                            ----------  ----------
Computed "expected " tax expense (benefit)  $(205,489)  $(214,508)
Non - deductible stock based compensation           -      27,710
Effect of net operating loss carryforward     205,489     186,798
                                            ----------

                                            $       -   $       -
                                            ==========  ==========

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at November 30, 1999 and 1998 are as follows:

                                     1999       1998
                                 ---------  ---------
Deferred tax assets:

Net operating loss carryforward   534,532    329,043

Stock based compensation           27,710     27,710
                                 ---------  ---------

Total gross deferred tax assets   562,242    356,753

Less valuation allowance         (562,242)  (356,753)
                                 ---------  ---------

Net deferred tax assets                 -          -
                                 =========  =========

The Company has net operating loss carry-forwards of approximately $1,572,000 for income tax purposes available to offset future taxable income, expiring on various dates beginning in 2016 and 2017.

The net change in the valuation allowance during the year ended November 30, 1999 was an increase of $205,489.

                            TWISTEE TREAT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           NOVEMBER 30, 1999 AND 1998
                           --------------------------

NOTE  10  -  SUBSEQUENT  EVENTS
-------------------------------

(A)  PRIVATE  PLACEMENT
-----------------------

     During March 2000, the Company offered subscriptions pursuant to Rule 504 of Regulation D of the Securities Act of 1933, as amended, of 8,000,000 shares of common stock to accredited investors. The purchase price is $0.125 per share. As of the date of this report, subscriptions for $1,000,000 or 8,000,000 shares have been received at which time the offer has been closed. As of the same date, the Company has received cash consideration of a total of $625,000 for the common stock subscribed.

(B)  REPAYMENT  OF  LOANS  PAYABLE
----------------------------------

     In March 2000, the Company repaid a loan payable of $100,000 which was outstanding as of November 30, 1999 (see Note 6).

     In March 2000, the Company repaid a loan payable balance of $7,500 which was outstanding as of November 30, 1999 (See Note 6).

(C)  ACQUISITION
----------------

     Effective April 6, 2000, the Company acquired 100% of an inactive shell company reporting to the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The Company paid $120,000 and issued 250,000 shares of its common stock. The transaction was treated as a recapitalization for financial accounting purposes and the common stock issuance was recorded at par value with a charge to additional paid-in capital.

(D)  STOCK  EXCHANGE  AGREEMENT
-------------------------------

     In March 2000, the Company entered into an Agreement of Purchase and Sale of Stock (the "Agreement") as amended, to acquire 20,000,000 common shares of a publicly held reporting company (the "party") in exchange for 20,000,000 shares of the Company's common stock. Closing of the Agreement is to take place on the later of (i) July 5, 2000 or (ii) the date the Company receives funds from a source arranged by the party. If financing does no occur by August 5, 2000, then the Company may terminate the Agreement or seek other financing. The shares of both parties were issued into escrow.

     The Agreement was subject to the Board of Directors approval and on June 9, 2000, the Board of Directors passed a resolution not approving the Agreement and notified the party that it was terminating the Agreement.

                            TWISTEE TREAT CORPORATION

                          INTERIM FINANCIAL STATEMENTS
                  FOR THE THREE MONTHS ENDED FEBRUARY 29, 2000

                                TABLE OF CONTENTS
                                -----------------



                                                                    Page
                                                                   -------
FINANCIAL  STATEMENTS:

     Balance  Sheet                                                2  -  3

             Statement  of  Operations                                4

                 Statement  of  Cash  Flows                        5  -  6

     NOTES  TO  THE  FINANCIAL  STATEMENTS                         7  -  8

TWISTEE  TREAT  CORPORATION
BALANCE  SHEET
FEBRUARY  29,  2000


ASSETS
CURRENT ASSETS
  Cash. . . . . . . . . . . . . .  $    14,288
  Note Receivable other - current    80,670.00
  Note Receivable other - trade .    90,000.00
  Inventory . . . . . . . . . . .   116,650.00
  Advances. . . . . . . . . . . .    10,000.00
                                   -----------
    TOTAL CURRENT ASSETS. . . . .   311,608.00

FIXED ASSETS
  Property & Equipment, net . . .   322,114.00
  Leasehold Improvements. . . . .    23,953.00
                                   -----------
    NET FIXED ASSETS. . . . . . .   346,067.00

OTHER ASSETS
  Notes receivable - trade. . . .    20,000.00
  Notes receivable other. . . . .    74,000.00
  Other receivable. . . . . . . .    50,000.00
  Deposits. . . . . . . . . . . .     1,150.00
  Intangible assets . . . . . . .    89,900.00
                                   -----------
    TOTAL OTHER ASSETS. . . . . .   235,050.00

    TOTAL ASSETS. . . . . . . . .  $   892,725
                                   ===========

LIABILITIES  AND  STOCKHOLDER'S  EQUITY

CURRENT LIABILITIES
  Accts payable and accrued exp. . .  $   127,886
  Notes & loans payable - current. .      306,102
  Capital lease - current. . . . . .          507
  Deferred revenue . . . . . . . . .      180,233
                                      ------------
    TOTAL CURRENT LIABILITIES. . . .      614,728

LONG-TERM LIABILITIES
  Note payable . . . . . . . . . . .       29,292
                                      ------------
    TOTAL LONG-TERM LIABILITIES. . .       29,292

STOCKHOLDER'S EQUITY
  Common stock, .0001 par value
    Authorized 50,000,000 shares
    Issued and Outstanding 7,309,950
    shares . . . . . . . . . . . . .          730
  Common stock to be issued. . . . .           21
  Additional paid in capital . . . .    1,996,695
  Retained earnings. . . . . . . . .   (1,748,741)
                                      ------------
    TOTAL STOCKHOLDER'S EQUITY . . .      248,705

    TOTAL LIABILITIES AND
    STOCKHOLDER'S EQUITY . . . . . .  $   892,725
                                      ============

TWISTEE  TREAT  CORPORATION
STATEMENTS  OF  OPERATIONS
THREE  MONTHS  ENDED  FEBRUARY  29,  2000
AND  FEBRUARY  28,  1999


                                 Feb. 29, 2000    Feb. 28, 1999
                                ---------------  ---------------
REVENUE
  Product. . . . . . . . . . .  $       25,341   $       49,243
                                ---------------  ---------------
    TOTAL REVENUE. . . . . . .          25,341           49,243

COST OF SALES
  Purchases. . . . . . . . . .           9,177           19,960
                                ---------------  ---------------
    TOTAL COST OF SALES. . . .           9,177           19,960

    GROSS MARGIN . . . . . . .          16,164           29,283

EXPENSES
  Payroll & contractual. . . .          41,516           42,735
  Consulting fees. . . . . . .           3,600                0
  Depreciation . . . . . . . .          18,069           11,000
  Professional fees. . . . . .               0           18,274
  Other general admin. exp.. .          41,985           31,514
                                ---------------  ---------------
    TOTAL EXPENSES . . . . . .         105,170          103,523
                                ---------------  ---------------

    NET OPERATING INCOME . . .         (89,006)         (74,240)

OTHER REVENUE
  Miscellaneous income . . . .             794                0
  Interest income. . . . . . .             476                0
                                ---------------  ---------------
    TOTAL OTHER REVENUE. . . .           1,270                0

OTHER EXPENSES
  Interest expense . . . . . .           7,350                0
                                ---------------  ---------------
    TOTAL OTHER EXPENSES . . .           7,350                0

    NET LOSS . . . . . . . . .        ($95,086)        ($74,240)
                                ===============  ===============

    NET LOSS PER COMMON SHARE
    AND EQUIVALENTS-BASIC
    AND DILUTED. . . . . . . .          ($0.01)          ($0.01)
                                ===============  ===============

    WEIGHTED AVERAGE NUMBER OF
    SHARES OUTSTANDING DURING
    PERIOD-BASIC AND DILUTED .       6,883,137        6,337,750
                                ===============  ===============

                           TWISTEE  TREAT  CORPORATION

                  STATEMENT  OF  CASH  FLOWS  (INDIRECT  METHOD)
      FOR  THE  THREE  MONTHS  ENDED  FEBRUARY  29,  2000  AND FEBRUARY 28, 1999


                                                          2/29/00      2/28/99
                                                        -----------  -----------

CASH  FLOWS  FROM  OPERATING  ACTIVITIES:
  Excess  of  revenues  over  (under)  expenses           $(95,086)  $  (74,240)

  Adjustments  to  Reconcile  Net  Income  to  Net  Cash
    Provided  by  Operating  Activities:
     Decrease  in  Accounts  Payable                      $(19,911)  $   (4,603)
     Decrease  in  Deferred  Revenue
                                                               -0-      (32,000)
     Increase  in  Inventory
                                                               -0-       (8,000)
     Increase  in  Intangible  Assets
                                                               -0-       50,800
                                                        -----------  -----------
          Total  Adjustments                               (19,911)       6,197
                                                        -----------  -----------

Net  Cash  Provided  (Used)  By  Operating  Activities    (114,997)     (68,043)

CASH  FLOWS  FROM  INVESTING  ACTIVITIES:
            Net  Increase  in  Equipment                   (17,636)     (41,484)
                                                        -----------  -----------

Net  Cash  Provided  (Used)  by  Investing  Activities    ( 17,636)     (41,484)
                                                        -----------  -----------

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
       Increase  in  Common  Stock                              54            3
       Increase  in  Additional  paid  in  capital          67,446       23,998
       Increase  (Decrease)  in  Notes  Payable             (5,500)      42,553
                                                        -----------  -----------

Cash  Provided  (Used)  by  Financing  Activities           62,000       66,554
                                                        -----------  -----------

Net  Increase  (decrease)  in  Cash                        (70,633)     (42,973)
Cash  and  Cash  Equivalents  at  Beginning  of  Year       84,921       49,647
                                                        -----------  -----------
Cash  and  Cash  Equivalents  at  End  of  Year          $  14,288   $    6,674
                                                        ===========  ===========


               See accompanying notes to the financial statements.

                                           2/29/00                                  2/28/99
                                           -------                                  -------

                           Beginning of     End of     Increase or   Beginning of     End of     Increase or
Cash and Cash Equivalents     Period      Period __    (Decrease)       Period      Period __    (Decrease)
-------------------------  -------------  ----------  -------------  -------------  ----------  -------------
Cash in Bank               $      84,921  $   14,288  $    (70,633)  $      84,921  $   14,288  $    (70,633)
                           =============  ==========  =============  =============  ==========  =============


Supplemental Disclosures of Cash Flow Information:
--------------------------------------------------
Cash paid during the year for:                      2/29/00  2/28/99
                                                    -------  -------
  Income taxes                                          -0-      -0-
  Interest                                            6,600      -0-

Disclosures  of  Accounting  Policy:
-----------------------------------
For purposes of this statement, all highly liquid debt instruments with a maturity of three months or less are considered cash equivalents.


               See accompanying notes to the financial statements.

                            TWISTEE TREAT CROPORATION
                              OSAGE BEACH, MISSOURI

                        NOTES TO THE FINANCIAL STATEMENTS
                  FOR THE THREE MONTHS ENDED FEBRUARY 29, 2000
                  --------------------------------------------

NOTE  1  -  BASIS  OF  PRESENTATION:

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles and the rules and regulations of the Securities and Exchange commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operations.

     It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

     For further information, refer to the financial statements and footnotes included in the Company's Form 8-K/A filed on April 17, 2000 for the years ended November 30, 1999 and 1998.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES:

     INVENTORIES
     -----------

     Inventories   primarily  consist  of  ice  cream  machines  and  restaurant supplies. Inventories are stated at the lower of cost or market value, as determined using the first in, firs out method.

NOTE  3  -  SUBSEQUENT  EVENTS:

     (A)     PRIVATE  PLACEMENT
     ---     ------------------

     During March 2000, the Company offered subscriptions pursuant to Rule 504 of Regulation D of the Securities Act of 1933, as amended, of 8,000,000 shares of common stock to accredited investors. The purchase price is $0.125 per share. As of the date of this report, subscriptions for $1,000,000 or 8,000,000 or shares have been received at which time the offer has been closed. As of the same date, the Company has received cash consideration of a total of $625,000 for the common stock subscribed.

                            TWISTEE TREAT CROPORATION
                              OSAGE BEACH, MISSOURI

                        NOTES TO THE FINANCIAL STATEMENTS
                  FOR THE THREE MONTHS ENDED FEBRUARY 29, 2000
                  --------------------------------------------

NOTE  3  -  SUBSEQUENT  EVENTS:  (CONTINUED)

     (B)     REPAYMENT  OF  LOANS  PAYABLE
     ---     -----------------------------

     In March 2000, the Company repaid a loan payable of $100,000 which was outstanding as of November 30, 1999.

     In March 2000, the Company repaid a loan payable of $7,500 which was outstanding as of November 30, 1999.

     (C)     ACQUISITION
     ---     -----------

     Effective April 6, 2000, the Company acquired 100% of an inactive shell company reporting to the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The Company paid $120,000 and issued 250,000 shares of its common stock. The transaction was treated as a recapitalization for financial accounting purposes and the common stock issuance was recorded at par value with a charge to additional paid-in capital

     (D)     STOCK  EXCHANGE  AGREEMENT
     ---     --------------------------

     In March 2000, the Company entered into an Agreement of Purchase and Sale of Stock (the "Agreement") as amended, to acquire 20,000,000 common shares of a publicly held reporting company (the "Party") in exchange for 20,000,000 shares of the Company's common stock. Closing of the Agreement is to take place on the later of (I) July 5, 2000 or (ii) the date the Company receives funds from a source arranged by the Party. If financing does not occur by August 5, 2000, then the Company may terminate the Agreement or seek other financing. The shares of both parties were issued in escrow. The Agreement was subject to the approval of the Board of Directors of the Company and on June 9, 2000, the Board of Directors passed a resolution not approving the Agreement and notified the Party that it was terminating the Agreement.